                                                                      EXHIBIT 24

                                POWER OF ATTORNEY


         WHEREAS, Daugherty Resources, Inc., a British Columbia corporation (the "Company"), intends to issue and Option Certificate to Environment Energy, Inc. for the purchase of up to 1,120,000 shares of common stock of the Company at the purchase price of $1.00 per share for the option period of August 20, 1999 (conditioned upon the delivery at the closing of the Agreement for Purchase and Sale between Daugherty Petroleum, Inc. and Environmental Energy, Inc. and its affiliated partnerships) and the expiration date of August 19, 2004 a draft of which has been previously reviewed by the undersigned;

         NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby constitute and appoint William S. Daugherty and D. Michael Wallen, and each of them severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in his name and on his behalf in his capacity as a director or officer or both, as the case may be, of the Company, as fully and to all intents and purposes as the undersigned might or could do in person, and to execute any and all instruments for the undersigned and in his name in any and all capacities which such person may deem necessary or advisable to enable the Company to comply with the issuance of the above described Option Certificate, including specifically, but not limited to, power and authority to sign for the undersigned, in his capacity as a director or officer or both, as the case may be, any and all other documents which such person may deem necessary or advisable in connection therewith; and the undersigned does hereby ratify and confirm all that such person shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 26th day of May, 1999.


                                                    /s/ Charles L. Cotterell
                                                    ------------------------
                                                    CHARLES L. COTTERELL

                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         WHEREAS, Daugherty Resources, Inc., a British Columbia corporation (the "Company"), intends to issue and Option Certificate to Environment Energy, Inc. for the purchase of up to 1,120,000 shares of common stock of the Company at the purchase price of $1.00 per share for the option period of August 20, 1999 (conditioned upon the delivery at the closing of the Agreement for Purchase and Sale between Daugherty Petroleum, Inc. and Environmental Energy, Inc. and its affiliated partnerships) and the expiration date of August 19, 2004 a draft of which has been previously reviewed by the undersigned;

         NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby constitute and appoint William S. Daugherty and D. Michael Wallen, and each of them severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in his name and on his behalf in his capacity as a director or officer or both, as the case may be, of the Company, as fully and to all intents and purposes as the undersigned might or could do in person, and to execute any and all instruments for the undersigned and in his name in any and all capacities which such person may deem necessary or advisable to enable the Company to comply with the issuance of the above described Option Certificate, including specifically, but not limited to, power and authority to sign for the undersigned, in his capacity as a director or officer or both, as the case may be, any and all other documents which such person may deem necessary or advisable in connection therewith; and the undersigned does hereby ratify and confirm all that such person shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 26th day of May, 1999.




                                                 /s/ James K. Klyman
                                                 -------------------
                                                 JAMES K. KLYMAN